Exhibit 10.13

STAR PARENT, L.P.

LONG TERM INCENTIVE PLAN FOR EXECUTIVE EMPLOYEES

ARTICLE I
ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1                               Establishment. This plan shall be known as Star Parent, L.P. Long Term Incentive Plan for Executive Employees (this “Plan”) and shall be effective as of March 11, 2019 (the “Effective Date”).

1.2                               Purpose. This Plan is intended to promote the long-term growth and profitability of Dun & Bradstreet Corporation (the “Company”) by providing certain executives and key employees of the Company who are or will be involved in the growth of the Company with an opportunity to acquire an indirect interest in Star Parent, L.P. (“Star Parent”), the Company’s indirect parent, thereby encouraging such persons to contribute to and participate in the success of the Company. Under the Plan, the Administrator may grant Incentive Units to, or for the benefit of, such Participants as may be selected in the sole discretion of the Administrator.

1.3                               Administration. The Administrator shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to, the full power and authority to: (a) interpret the terms of this Plan, the terms of any Grant Agreement, the terms of the LP Agreement that are applicable to any Incentive Units granted under this Plan, and the rules and procedures established by the Administrator governing any such Incentive Units, (b) determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Administrator, (c) select the Participants to receive Incentive Units under this Plan, (d) set the Threshold Amount of any Incentive Units granted under this Plan, (e) establish performance and vesting standards, (f) impose such limitations, restrictions and conditions upon such Incentive Units as it shall deem appropriate, (g) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to this Plan, (h) correct any defect or omission or reconcile any inconsistency in this Plan, (i) enter into Grant Agreements with Participants that contain provisions that supplement, vary from, or modify, the terms of the Plan, and (j) make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan. Each action and determination of the Administrator shall be final, binding and conclusive on all persons. The Administrator is not required to treat any Participants similarly and shall have the discretion and authority to distinguish between Participants on any basis the Administrator determines. In the absence of specific rules to the contrary, action by the Administrator shall require the consent of a majority of the members of the Administrator, expressed either orally at a meeting of the Administrator or in writing in the absence of a meeting. The Administrator may appoint any member of the Administrator to act in his or her individual capacity with respect to any matter set forth herein on behalf of the entire Administrator.

ARTICLE II
DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

“Administrator” means the General Partner of Star Parent.

“Affiliate” of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

“Cause” shall (a) have the same meaning ascribed to such term in any employment or severance agreement then in effect between Participant and the Company or any of its Affiliates, or if no such agreement containing a definition of “Cause” is then in effect, (b) mean the termination of Participant’s employment after Participant’s: (i) material breach of the Plan, a Grant Agreement, an employment agreement or any other material written agreement between Participant and the Company or any of its Affiliates, (ii) a material breach of any fiduciary, confidentiality, non-disclosure, non-competition, non-solicitation, non-interference, non- disparagement obligations to the Company or any of its Affiliates, (iii) willful refusal or failure to perform Participant’s material duties to the Company or any of its Affiliates (including, without limitation, full cooperation in any audit or investigation involving the Company and/or any of its Affiliates) other than due to Participant’s death or disability, (iv) failure to follow the lawful directives of Participant’s superior, the General Partner of Star Parent or the board of directors of the Company or its Affiliates, (v) commission, conviction or plea of nolo contendre of any felony or a misdemeanor involving moral turpitude, (vi) fraudulent activity, (vii) material violation of any material policies of the Company and/or any of its Affiliates, (viii) disclosure of a Grant Agreement (or the terms thereof) to any person or entity, other than immediate family members, legal advisors or personal tax or financial advisors or as may be required by applicable law and (ix) any other misconduct or omission by Participant which is injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company and/or any of its Affiliates. For the avoidance of doubt, a resignation by Participant shall be treated as a termination for “Cause” if there were grounds to terminate Participant for Cause prior to or at the time of such resignation.

“Change in Control” means the consummation of a transaction that constitutes a Sale of the Partnership as defined in the LP Agreement.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Effective Date” shall have the meaning set forth in Section 1.1 hereof.

“Employee” means a common law employee of the Company or a Subsidiary.

“Fair Market Value” shall have the meaning set forth in the LP Agreement.

“General Partner” means Star GP Holding, LLC.

“Grant Agreement” means a written agreement between Star Parent and a Participant setting forth terms, conditions, and limitations applicable to Incentive Units; provided that, except to the extent otherwise expressly set forth in a Grant Agreement and approved by the Administrator, all Grant Agreements shall be deemed to include all of the terms and conditions of this Plan.

“Hurdle Class C Amount” shall have the meaning set forth in the LP Agreement.

“Incentive Units” means a Class C-2 Unit as defined in the LP Agreement, that is issued under this Plan by Star Parent to a Participant.

“IPO” means an Initial Public Offering as defined in the LP Agreement.

“LP Agreement” means the Amended and Restated Agreement of Limited Partnership of Star Parent, L.P., as further amended from time to time.

“Participant” means any executive employee of the Company or any of its Subsidiaries who is selected to participate in this Plan in accordance with Article III hereof.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Related Person” means the Company, each Subsidiary and each of their respective Affiliates, officers, employees, agents or representatives.

“Securities Act” means the United States Securities Act of 1933 and applicable rules and regulations thereunder. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Subsidiary” means any entity or entities which are controlled by or majority-owned, directly or indirectly, by the Company.

“Termination Date” means (i) for a Participant who is employed by the Company or its Subsidiaries, the first date on which the Participant is no longer employed by the Company or its Subsidiaries for any reason and (ii) for a Participant who is solely a consultant or independent contractor to the Company or its Subsidiaries, the first date on which the Participant is no longer engaged by the Company or its Subsidiaries for any reason.

“Threshold Amount” means the Hurdle Class C Amount for each Incentive Unit issued to the Participant. The Threshold Amount applicable to any Incentive Unit granted hereunder shall be no less than the amount determined by the Administrator to be necessary to cause such Incentive Unit to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

“Vesting Termination Date” means the earlier of (i) a Participant’s Termination Date and (ii) the date either party provides the notice of termination of the Participant’s employment with the Company or a Related Person.

ARTICLE III
AWARDS AND ELIGIBILITY

3.1                               Awards. Awards of Incentive Units under this Plan shall be made pursuant to a written Grant Agreement containing such restrictions, terms, and conditions, if any, as the Administrator may require; provided that, except as otherwise expressly provided in a Grant Agreement, if there is any conflict between any provision of this Plan and a Grant Agreement, the provisions of this Plan shall govern.

3.2                               Maximum Units Available. An aggregate of 14,647.2072 Incentive Units shall initially be reserved for issuance as Incentive Units under this Plan. Any change in the number of Incentive Units available for issuance under the LP Agreement shall automatically apply to this Plan without the need for any further action. All Incentive Units shall be subject to adjustment by the Administrator as set forth herein. In the event of any Incentive Unit split, combination of Incentive Units, or merger or consolidation of Star Parent, the Administrator may make such changes in the number of Incentive Units and the terms applicable thereto as the Administrator determines are necessary to prevent dilution or enlargement of rights of the Participants under this Plan.

3.3                               Eligibility. The Administrator may, from time to time, (i) select the executive employees of the Company or its Subsidiaries who shall be eligible to participate in this Plan and (ii) determine the number of Incentive Units to be granted to each such Participant. The Administrator may consider any factors it deems relevant in selecting Participants and in granting Incentive Units to such Participants. The Administrator’s determinations under this Plan (including determinations of which persons are to receive Incentive Units and in what amount) need not be uniform and may be made by it selectively among Participants.

3.4                               Scope of Participation. The Administrator shall specify a Participant’s scope of participation in the Plan from time to time. A Participant shall not be entitled to participate in the Plan until such time as the Administrator authorizes such participation, and then only to the extent of participation defined and expressly granted by the Administrator. Participation in the Plan shall not entitle the Participant to participate in economics beyond those attributable to the Incentive Units.

3.5                               No Right to Continued Employment and/or Service. Nothing in this Plan or in any Grant Agreement, as applicable, shall confer on any Participant any right to continue in the employment and/or service of the Company or any Subsidiary, interfere in any way with the right of the Company or any Subsidiary to terminate such Participant’s employment and/or service at any time for any reason or no reason, or to continue such Participant’s present (or any other) rate of compensation.

3.6                               Securities Laws. This Plan has been instituted by the Company to provide certain compensatory incentives to the Participants and is intended to qualify for an exemption from the registration requirements (a) under the Securities Act pursuant to Rule 701 promulgated under the Securities Act, and (b) under applicable state securities laws.

ARTICLE IV
INCENTIVE UNITS

4.1                               Incentive Units. The Administrator shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Incentive Units in such quantity, at such price, on such terms and subject to such conditions as established by the Administrator. Incentive Units granted under this Plan shall be subject to such terms and conditions and evidenced by Grant Agreements, as shall be determined from time to time by the Administrator. Any securities or property received in respect of Incentive Units will continue to be subject to the terms of this Plan and the applicable Grant Agreement.

4.2                               Vesting of Incentive Units. Unless otherwise set forth in an applicable Grant Agreement, the Incentive Units granted hereunder shall vest ratably over a three year period beginning on the date of grant, subject to the Participant’s continued employment with the Company or any Subsidiary. Upon a Change in Control, the Incentive Units will accelerate and fully vest, subject to the Participant’s continued employment with the Company or its Subsidiaries through the Change in Control. Upon an IPO, Incentive Units will remain subject to the vesting schedule applicable to such Incentive Units. The Administrator may, in addition, impose at the time of grant additional vesting or other restrictions on the Incentive Units granted under this Plan as the Administrator determines in its sole discretion.

4.3                               Rights as Participants and of Incentive Units. This Plan and the LP Agreement set forth the rights and privileges of Participants if and when they hold Incentive Units, including the rights to profits, losses and distributions as set forth therein.

4.4                               Treatment on Termination. Unless otherwise set forth in a Grant Agreement or as otherwise determined by the Administrator, a Participant’s Incentive Units that have not vested under will be immediately forfeited on the Participant’s Vesting Termination Date, without payment of any consideration therefore. Additionally, if the Participant’s Vesting Termination Date is the result of a termination by the Company or any Subsidiary for Cause, or otherwise occurs at a time when Cause exists, all vested Incentive Units will be immediately forfeited without payment of consideration and such forfeiture shall be given effect as of the Participant’s Vesting Termination Date.

4.5                               Non-Transferability. Except for transfer by will or the laws of descent and distribution, a Participant may not transfer Incentive Units (or any interests therein), whether voluntarily or involuntarily, or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings, including bankruptcy. Any attempted transfer of any Incentive Units or any rights under this Plan shall be a breach of the applicable Grant Agreement, the LP Agreement and this Plan, and shall be null and void and of no force or effect whatsoever.

ARTICLE V
CERTAIN REPRESENTATIONS

5.1                               Representations and Warranties of the Participant. In connection with any grant of Incentive Units hereunder, a Participant shall, by the act of accepting the Incentive Units and executing the corresponding Grant Agreement (and without any further action on the part of the Participant), represent and warrant to Star Parent as follows:

(a)                                 The Incentive Units will be received for the Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or the terms of this Plan, the applicable Grant Agreement or the LP Agreement, and the Participant will not dispose of the Participant’s interests in the Incentive Units in contravention of any such laws or agreements.

(b)                                 The Participant is able to bear the economic risk of the investment in the Incentive Units for an indefinite period of time, and the Participant understands that the Incentive Units are subject to the transfer restrictions contained in this Plan, the applicable Grant Agreement and the LP Agreement and have not been registered under the Securities Act.

(c)                                  The Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Incentive Units and has had full access to such other information concerning Star Parent as the Participant has requested. The Participant has reviewed, or has had an opportunity to review, a copy of the LP Agreement.

(d)                                 Each of this Plan, the applicable Grant Agreement and the LP Agreement constitutes the legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and limitations on the availability of equitable remedies. The execution, delivery, and performance of this Plan, the applicable Grant Agreement or the LP Agreement by the Participant does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which the Participant is a party or any judgment, order, or decree to which the Participant is subject.

(e)                                  The Participant is an “Accredited Investor,” as that term is defined in Regulation D under the Securities Act, or an employee of the Company or a Subsidiary, and the

Participant considers himself or herself, either alone or with a purchaser representative, to be an experienced and sophisticated investor and to have such knowledge and experience in financial and business matters as are necessary to evaluate the merits and risks of an investment in the Incentive Units. The Participant acknowledges and understands that an investment in the Incentive Units involves substantial risks, and the Participant is able to bear the economic risks of an investment in the Incentive Units pursuant to the terms hereof, including the complete loss of the Participant’s investment in the Incentive Units.

(f)                                   The Participant acknowledges and agrees that, upon request from the Administrator, the Participant will transfer their Incentive Units to an aggregator entity in exchange for corresponding incentive units with equal economic value and corresponding economics.

5.2                               83(b) Election. The Incentive Units issued pursuant to this Plan are intended to be characterized as “profits interests” within the meaning of Revenue Procedures 93-27 (1993-2 C.B. 343) and 2001-43 (2001-2 C.B. 191). As a condition to the issuance of the Incentive Units pursuant to this Plan and the applicable Grant Agreement, within thirty (30) days of the grant date, each Participant shall (a) execute and deliver to the Internal Revenue Service (the “IRS”) an election under Section 83(b) of the Code, in the form attached hereto as Annex A, with respect to the Incentive Units (the “83(b) Election”), on a protective basis, and (b) provide a copy of the 83(b) Election to the Company. Each Participant understands that under Section 83(b) of the Code, the regulations promulgated thereunder, and certain IRS administrative announcements, in the absence of an effective election under Section 83(b) of the Code, the excess of the fair market value of any Incentive Units, on the date on which any forfeiture restrictions applicable to such Incentive Units lapse, over the price paid for such Incentive Units, could be reportable as ordinary income at that time. For this purpose, the term “forfeiture restrictions” includes the restrictions on transferability and the vesting and repurchase provisions imposed under this Plan. Each Participant understands that (i) in making the 83(b) Election, the Participant may be taxed at the time the Incentive Units are received hereunder to the extent the fair market value of the Incentive Units exceeds the price paid for such Incentive Units; and (ii) in order to be effective, the 83(b) Election must be filed with the IRS within thirty (30) days after the grant date. Each Participant hereby acknowledges that: (A) the foregoing description of the tax consequences of the 83(b) Election is not intended to be complete and, among other things, does not describe state, local or foreign income and other tax consequences; (B) none of Star Parent or any Related Person has provided or is providing the Participant with tax advice regarding the 83(b) Election or any other matter, and the Company has urged the Participant to consult the Participant’s own tax advisor with respect to income taxation consequences of receiving, holding and disposing of the Incentive Units; and (C) none of Star Parent or any Related Person has advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Incentive Units on the grant date exceeds the amount specified in the 83(b) Election. A Participant shall be solely responsible for the payment of all federal and state income taxes that may be payable by such Participant as a result of the grant of Incentive Units pursuant hereto or the distribution of amounts (if any) on account thereof.

5.3                               No Representation as to Value. As a condition to receiving, directly or indirectly, the Incentive Units pursuant to this Plan, each Participant acknowledges that: (a) none of Star Parent nor any Related Person has made any representation or warranty, express or implied, as to the future performance of the Company or the present or future value of the Incentive Units; (b) all forecasts, projections or illustrations of amounts that might be realized as a result of the Participant’s receipt of the Incentive Units that Star Parent or a Related Person shared with the Participant (collectively, “Illustrations”), if any, were purely hypothetical; (c) none of Star Parent nor any Related Person intended for the Participant to rely upon such Illustrations in the process of making an investment decision; and (d) the Participant has not relied on such Illustrations in the process of making an investment decision.

ARTICLE VI
JOINDERS

Receipt of any Incentive Units shall constitute agreement by the Participant receiving such Incentive Units to be bound by all of the terms and conditions of the LP Agreement, including with respect to any other equity securities issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Incentive Units, and without any further required action of the Participant, Star Parent or any other Person, the Participant shall automatically become a party to the LP Agreement. If requested by the Administrator, the Participant agrees to execute any document prescribed by the Administrator to implement this Article and shall forfeit any Incentive Units if the Participant fails to execute such document within thirty (30) days of such request. All of the terms of the LP Agreement are incorporated by reference into this Plan and each Grant Agreement.

ARTICLE VII
REPURCHASE RIGHTS

Any repurchase rights of Star Parent and the Participant regarding the Incentive Units shall be governed by Section 3.08 of the LP Agreement.

ARTICLE VIII
OTHER PROVISIONS

8.1                               Indemnification. In addition to such other rights of indemnification as they may have, the Administrator shall be indemnified by Star Parent against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with this Plan or any rights granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Star Parent or a Subsidiary) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Administrator shall be entitled to the indemnification rights set forth in this Section 8.1 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of Star Parent and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful; and provided, further, that upon the institution of any such action, suit or proceeding, such Administrator shall give Star Parent written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Administrator undertakes to handle and defend it on such Administrator’s own behalf.

8.2                               Amendment, Suspension and Termination. This Plan and any Grant Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, in its sole and absolute discretion, with or without any reason. For the sake of clarity, the Administrator may require any Participant to exchange Incentive Units for other equity interests in connection with or related to a Change in Control or IPO on such terms as the Administrator determines equitable in its reasonable discretion. Notwithstanding the foregoing, no amendment, modification, suspension, exchange or termination will (A) materially reduce the intrinsic value of the security held by the Participant as determined immediately before and immediately after such action or (B) impose additional vesting conditions on the Participant’s Incentive Units.

8.3                               Data Protection. By participating, or accepting any rights granted under, this Plan, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under this Plan and generally administer and manage this Plan. This data will include, but may not be limited to, data about participation in this Plan and Incentive Units offered or received, purchased or sold under this Plan from time to time and other appropriate financial and other data (such as the date on which the Incentive Units were granted) about the Participant and the Participant’s participation in this Plan.

8.4                               Notices. Notices required or permitted to be made under this Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email prior to 5:00 p.m. (New York time) on a business day, (b) the first business day after the date of transmission, if such notice or communication is delivered via email either on a day that is not a business day or later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed: (i) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, or (ii) to the Company or the Administrator at the principal office of the Administrator clearly marked “Attention: Board - Star GP Holding, LLC”.

8.5                               Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.6                               Prior Agreements. No provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and the Company or any of its Subsidiaries, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Grant Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to Incentive Units, equity-based awards or the like shall not apply to or have any effect on any Incentive Units under this Plan.

8.7                               Governing Law; No Jury Trial. This Plan shall be governed by the laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. THE COMPANY AND EACH PARTICIPANT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THE PLAN OR ANY INCENTIVE UNITS GRANTED HEREUNDER. This Plan shall be construed and interpreted in accordance with the laws of the State of Delaware.

8.8                               Construction. Unless otherwise expressly provided herein, the words “include,” “includes” and “including” do not limit the preceding words or terms and shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in this Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

8.9                               Section 409A Compliance. Although Star Parent makes no guarantee with respect to the tax treatment of payments hereunder and shall not be responsible in any event with regard to non-compliance with Code Section 409A, this Plan is intended to be exempt from, the requirements of Code Section 409A. To the extent that this Plan is not exempt from the requirements of Code Section 409A, this Plan is intended to comply with the requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, Star Parent reserves the right to amend the provisions of this Plan at any time and in any manner without the consent of Participants solely to comply with the requirements of Code Section 409A and to avoid the imposition of the additional tax, interest or income inclusion under Code Section 409A on any payment to be made hereunder. Notwithstanding the foregoing, in no event whatsoever shall the Star Parent be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A. In addition, for purposes of Code Section 409A, the Participant’s right to receive any installment payments pursuant to this Plan shall be treated as a right to receive a series of separate and distinct payments.